UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2022

BRUNSWICK CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500 Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange
6.500% Senior Notes due 2048	BC-A	New York Stock Exchange
6.625% Senior Notes due 2049	BC-B	New York Stock Exchange
6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On March 29, 2022, Brunswick Corporation (the “Company”) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), entered into a Fifth Supplemental Indenture, dated as of March 29, 2022 (the “Fifth Supplemental Indenture”) to the Indenture, dated as of October 3, 2018 (the “Base Indenture”), relating to the Company’s 4.400% Senior Notes due 2032 (the “2032 Notes”) and 5.100% Senior Notes due 2052 (the “2052 Notes” and, together with the 2032 Notes, the “Notes”).  $450,000,000 aggregate principal amount of the 2032 Notes and $300,000,000 aggregate principal amount of the 2052 Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (No. 333-258249) (the “Registration Statement”), filed with the Securities and Exchange Commission, which resulted in aggregate net proceeds to the Company of approximately $741,822,000, after deducting underwriting commissions but before deducting estimated expenses.  The Fifth Supplemental Indenture includes the forms of the 2032 Notes and the 2052 Notes.  The 2032 Notes will bear interest at a rate of 4.400% per year and the 2052 Notes will bear interest at a rate of 5.100% per year.  Interest on the 2032 Notes will be payable semiannually in arrears on March 15 and September 15 of each year, and the first interest payment date will be September 15, 2022.  Interest on the 2052 Notes will be payable semiannually in arrears on April 1 and October 1 of each year, and the first interest payment date will be October 1, 2022.  The 2032 Notes will mature on September 15, 2032, and the 2052 Notes will mature on April 1, 2052.

The Company may redeem the Notes of each series, in whole or in part, at any time and from time to time prior to maturity.  If the Company elects to redeem the Notes at any time prior to (i) with respect to the 2032 Notes, June 15, 2032 (the date that is three months prior to the maturity of the 2032 Notes) or (ii) with respect to the 2052 Notes, October 1, 2051 (the date that is six months prior to the maturity of the 2052 Notes), it will pay a “make-whole” redemption price set forth in the Fifth Supplemental Indenture.  On or after June 15, 2032, in the case of the 2032 Notes, or October 1, 2051, in the case of the 2052 Notes, the Company may, at its option, redeem the Notes of each series, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof.  In addition to the redemption price, the Company will pay accrued and unpaid interest, if any, to, but not including, the redemption date.

If the Company experiences a change of control triggering event with respect to a series of Notes, as defined in the Fifth Supplemental Indenture, each holder of such series of Notes may require the Company to repurchase some or all of its Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Pursuant to the terms of the Notes, the Company and its restricted subsidiaries will be subject to, among other covenants, restrictions on the incurrence of debt secured by liens on Principal Property (as defined in the Base Indenture) or shares of capital stock of such restricted subsidiaries, entering into sale and leaseback transactions in respect of Principal Property and mergers or consolidations with another entity or sales, transfers or leases of the Company’s properties and assets substantially as an entirety to another person.

The Base Indenture also defines certain customary events of default, including, but not limited to, a default in payment of any interest installment due on the Notes and continuance of such default for a period of 30 days, a default in payment of principal or premium, if any, on the Notes and a default by the Company or any restricted subsidiary under any indebtedness for money borrowed of it or any restricted subsidiary having an aggregate principal amount equal to $75.0 million.

The Base Indenture is attached as Exhibit 4.1.  The Fifth Supplemental Indenture is attached as Exhibit 4.2.  The foregoing description of the Base Indenture and the Fifth Supplemental Indenture is qualified in its entirety by reference to the full text of the Base Indenture and the Fifth Supplemental Indenture, which is incorporated herein by reference.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On March 22, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule 1 to the Underwriting Agreement, in connection with the offer and sale of the Notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement, dated March 22, 2022, among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule 1 thereof.

4.1
Base Indenture, dated as of October 3, 2018, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Brunswick’s Current Report on Form 8-K filed October 3, 2018).

4.2	Fifth Supplemental Indenture, dated as of March 29, 2022, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee.

5.1	Opinion letter of Cravath, Swaine & Moore LLP regarding the validity of the Notes.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: March 29, 2022	By:	/s/ Ryan M. Gwillim
		Name:	Ryan M. Gwillim
		Title:	Executive Vice President and Chief
Financial Officer